EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 File No. 333-230334) of CNH Industrial Capital LLC of our report dated March 1, 2022, with respect to the consolidated financial statements of CNH Industrial Capital LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin

March 1, 2022